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                                                                    EXHIBIT 11

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                      COMPUTATIONS OF PER SHARE EARNINGS
                 (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

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
                                                               FISCAL YEAR ENDED
                                      -------------------------------------------------------------------
                                       FEBRUARY 3, 1996        JANUARY 28, 1995        JANUARY 29, 1994
                                      -------------------     --------     ------     --------     ------
                                      EARNINGS     SHARES     EARNINGS     SHARES     EARNINGS     SHARES
                                      --------     ------     --------     ------     --------     ------
Primary Computation
- -------------------
Net earnings.......................    $ 311                   $ 434                   $ 375
Less: Dividend requirements on
 ESOP preferred shares, net of tax
 benefit on unallocated shares.....      (20)                    (19)                    (17)
                                       -----                   -----                   -----
Adjusted net earnings..............    $ 291                   $ 415                   $ 358
                                       =====                   =====                   =====
Average common shares outstanding..                 71.8                    71.6                    71.5
Average number of common share
 equivalents:
 Stock options.....................                  0.2                     0.2                     0.1
 Performance shares................                  0.3                     0.2                     0.2
                                                    ----                    ----                    ----
Adjusted common equivalent shares
 outstanding--primary..............                 72.3                    72.0                    71.8
                                                    ====                    ====                    ====
PRIMARY EARNINGS PER SHARE.........    $4.03                   $5.77                   $4.99
                                       =====                   =====                   =====
Fully Diluted Computation
- -------------------------
Net earnings.......................    $ 311                   $ 434                   $ 375
Less: Earnings impact of assumed
 ESOP preferred share conversion,
 net of tax benefit on unallocated
 shares............................      (14)                    (13)                    (12)
                                       -----                   -----                   -----
Adjusted net earnings..............    $ 297                   $ 421                   $ 363
                                       =====                   =====                   =====
Average common and common
 equivalent shares--primary........                 72.3                    72.0                    71.8
Additional common stock
 equivalents attributable to
 application of the treasury stock
 method............................                   --                     0.1                      --
Assumed conversion of ESOP
 preferred shares..................                  4.1                     4.2                     4.3
                                                    ----                    ----                    ----
Adjusted common equivalent shares
 outstanding--fully diluted........                 76.4                    76.3                    76.1
                                                    ====                    ====                    ====
FULLY DILUTED EARNINGS PER SHARE...    $3.89                   $5.52                   $4.77
                                       =====                   =====                   =====
AVERAGE ALLOCATED ESOP PREFERRED
 SHARES OUTSTANDING (IN MILLIONS)..                  2.5                     2.0                     1.5
                                                    ====                    ====                    ====
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